UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 14, 2023
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1140 Virginia Drive	Fort Washington	PA	19034
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement
Revolving Credit Facility

On February 14, 2023, Toll Brothers, Inc. (the “Company”) and its wholly-owned subsidiary, First Huntingdon Finance Corp. (the “Borrower”), entered into a five-year, $1.905 billion senior unsecured revolving credit facility (the “Revolving Credit Agreement”) with the several lenders party thereto and Mizuho Bank, Ltd. as Administrative Agent. The Revolving Credit Agreement replaces the Company’s existing $1.905 billion revolving credit facility, which was terminated in connection with the execution of the Revolving Credit Agreement (see Item 1.02 below).
The Revolving Credit Agreement provides for a revolving credit facility with committed borrowing capacity of $1.905 billion. The Borrower will have the right from time to time to request to increase the amount of the commitments under the Revolving Credit Facility such that the maximum aggregate lending capacity may be increased to up to $3.0 billion. The Revolving Credit Agreement is scheduled to terminate on February 14, 2028 (the “Termination Date”). The Borrower may borrow, repay and reborrow amounts under the Revolving Credit Agreement until the Termination Date.
Obligations of the Borrower under the Revolving Credit Agreement are jointly and severally guaranteed by the Company and substantially all of its 100% owned home building subsidiaries.
The Revolving Credit Agreement contains substantially the same terms and conditions as the Former Revolving Credit Agreement (as defined below), including a maximum leverage ratio and a minimum net worth test, and replaces the LIBOR-based interest rate provisions that were applicable to borrowings under the Former Revolving Credit Agreement with Secured Overnight Funding Rate (“SOFR”) based interest rate provisions, subject to adjustment as specified in the Revolving Credit Agreement.
In addition, the Revolving Credit Agreement contains customary affirmative and negative covenants for a transaction of this type, including covenants that limit liens, asset sales and investments, in each case subject to negotiated exceptions and baskets. The Revolving Credit Agreement also contains representations and warranties and event of default provisions customary for a transaction of this type.
A copy of the Revolving Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing description of the Revolving Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of such agreement.
Term Loan Credit Agreement
On February 14, 2023 the Company, the Borrower, the several lenders party thereto, and Truist Bank, as Administrative Agent, entered into Amendment No. 5 (the “Amendment”) to the Borrower’s existing $650 million senior unsecured Term Loan Credit Agreement dated as of February 3, 2014 (as amended by Amendment No. 1, dated as of May 19, 2016, Amendment No. 2, dated as of August 2, 2016, Amendment No. 3, dated as of November 1, 2018, Amendment No. 4, dated as of October 31, 2019, and the Amendment, the “Term Loan Agreement”). Among other things, the Amendment extends the maturity date of $487.5 million of outstanding term loans to February 14, 2028, with $60.9 million due on November 1, 2026 and the remaining $101.6 million due on November 1, 2025. No principal payments are required before November 1, 2025, although the Borrower has the right to prepay principal amounts without penalty or premium. In addition, the Amendment replaces the LIBOR-based interest rate provisions applicable to borrowings under the Term Loan Agreement with SOFR-based interest rate provisions, subject to adjustment as specified in the Term Loan Agreement.
The Company and substantially all of its 100% owned home building subsidiaries are guarantors of the obligations under the Term Loan Agreement.
The Term Loan Agreement contains substantially the same terms and conditions as the Revolving Credit Agreement, including a maximum leverage ratio and a minimum net worth test.
In addition, the Term Loan Agreement contains customary affirmative and negative covenants for a transaction of this type, including covenants that limit liens, asset sales and investments, in each case subject to negotiated exceptions and baskets. The Term Loan Agreement also contains representations and warranties and event of default provisions customary for a transaction of this type.

A copy of the Amendment and the Term Loan Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing description of the Amendment and the Term Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of such agreements. A copy of the Term Loan Agreement was previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 5, 2014; a copy of Amendment No. 1 was previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 24, 2016; a copy of Amendment No. 3 was previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2018; and a copy of Amendment No. 4 was previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 1, 2019.
ITEM 1.02. Termination of a Material Definitive Agreement
In connection with the Company’s and the Borrower’s entry into the Revolving Credit Agreement, the Borrower repaid all outstanding indebtedness and other obligations under, and terminated, the Amended and Restated Credit Agreement, dated as of October 31, 2019, among the Borrower, the Company, the lenders party thereto, Citibank, N.A. as Administrative Agent and the other agents party thereto (the “Former Revolving Credit Agreement”), which provided for up to $1.905 billion of total borrowing capacity, other than certain obligations that were assumed under the Revolving Credit Agreement. In connection with such termination, all guarantors of the Borrower’s obligations under the Former Revolving Credit Agreement were released.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant
The information required by Item 2.03 is set forth in Item 1.01 above, which is incorporated by reference herein.
ITEM 9.01. Financial Statements and Exhibits
(d). Exhibits
The following Exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit
No.                            Item

10.1*    Credit Agreement, dated as of February 14, 2023, by and among First Huntingdon Finance Corp., Toll Brothers, Inc., the Lenders party thereto and Mizuho Bank, Ltd. as Administrative Agent

10.2*    Amendment No. 5, dated as of February 14, 2023, to the Credit Agreement, dated as of February 3, 2014 (as amended by Amendment No. 1, dated as of May 19, 2016, Amendment No. 2, dated as of August 2, 2016, Amendment No. 3, dated as of November 1, 2018 and Amendment No. 4, dated as of October 31, 2019), among First Huntingdon Finance Corp., Toll Brothers, Inc., the Lenders party thereto and Truist Bank, as Administrative Agent

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	February 15, 2023	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer
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